EXHIBITS 5 AND 23.01 (COMBINED)

OPINION OF BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.

CONSENT OF BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.

September 21, 2006

(336) 271-3123

E-mail address
rsinger@brookspierce.com

FNB Financial Services Corporation
1501 Highwoods Blvd., Suite 400,
Greensboro,
North Carolina 27410

Ladies and Gentlemen:

As counsel for FNB Financial Services Corporation (the “Registrant”), we furnish the following opinion in connection with the proposed issuance by the Registrant of up to 500,000 shares of its common stock, $1.00 stated value (the “Common Stock”), pursuant to the Registrant’s Long Term Stock Incentive Plan approved by the Registrant’s shareholders on May 18, 2006 (the “Plan”). These securities are the subject of the Registration Statement on Form S-8 to be filed by the Registrant with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to which this opinion is to be attached as an exhibit.

As counsel to the Corporation, we have examined originals or copies of its Articles of Incorporation and Bylaws, each as amended, its minute book, and certain certificates and written statements of officers of the Registrant, certain certificates of public officials, and such other documents and records of the Registrant as we have deemed necessary for the purpose of giving the opinion hereinafter expressed. Based on such examinations, it is our opinion that the shares of Common Stock of the Registrant that are being registered pursuant to the Registration Statement may be legally issued in accordance with the Registrant’s Articles of Incorporation and Bylaws, each as amended, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

Our opinion is as of the date hereof, and we do not undertake to advise the Registrant of matters that might come to our attention subsequent to the date hereof that may affect our legal opinion expressed herein.

Sincerely,

BROOKS, PIERCE, McLENDON,
HUMPHREY & LEONARD, L.L.P.

By:	/s/ Robert A. Singer
Robert A. Singer